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                                                                     EXHIBIT 4.4

No. 1                                                            83,720 Warrants

THIS WARRANT AND THE SHARES OF COMMON STOCK OF RIDE, INC. TO BE ISSUED
UPON ANY EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                                   RIDE, INC.

                               Warrant Certificate

               THIS CERTIFIES THAT for value received Rochon Capital Group, Ltd., or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase one fully paid and nonassessable share of common stock, no par value (the "Common Stock"), of RIDE, INC., a Washington corporation (the "Company"), at the purchase price equal to the Exercise Price, as defined in the Warrant Agreement, dated as of December 18, 1997 (the "Warrant Agreement"), between the Company and Rochon Capital Group, Ltd., upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof, rounded up to the nearest full share) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

               This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

               This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If


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this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

               No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Shares shall have become deliverable as provided in the Warrant Agreement.

               If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period.

               IN WITNESS WHEREOF, THE COMPANY has caused the signature (or facsimile signature) of its President and its Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  December 18, 1997

                                          RIDE, INC.



                                          By:
                                             -------------------------------
                                          Name:  G. Scott Stewart
                                          Title: Senior Vice President and CFO

Attest:



By:
  ------------------------------
  Name:
  Title:


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                                     FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

               FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________________, _____


                                            -----------------------------------
                                            Signature

Signature Guaranteed:



                                     NOTICE

               The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.



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                                     FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  RIDE, INC.

               The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase ______ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

           (Please insert social security, tax identification or other identifying number)

       ----------------------------------

       ----------------------------------

       ----------------------------------
  (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


Please insert social security, tax identification or other identifying number


                       ----------------------------------

                       ----------------------------------

                       ----------------------------------
                       (Please print name and address)

Dated: _______________, ____

                                           ------------------------------
                                           Signature

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of this
                                           Warrant Certificate)

Signature Guaranteed:

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